Exhibit 99.1
Cingular Wireless Reports Strong Second-Quarter 2006 Results
•	Highest-ever net income of $540 million, a year-over-year increase of 267 percent

•	1.5 million net subscriber additions, including more than 1 million postpaid customers

•	Best-ever overall churn of 1.7 percent

•	Best-ever postpaid churn of 1.5 percent

•	57.3 million cellular/PCS subscribers at quarter’s end, more than any other U.S. carrier

•	7.1 percent increase in total revenues year-over-year

•	Normalized OIBDA margin of 32.6 percent, a year-over-year improvement of 370 basis points

•	More than 900 new or renewed high-end enterprise service contracts in the quarter

•	Continued, accelerating progress in merger integration activities

•	98 percent of minutes and 92 percent of subscribers are on GSM
     ATLANTA — Cingular Wireless LLC, which is a joint venture between AT&T Inc. (NYSE: T) and BellSouth Corporation (NYSE: BLS), today reported record-setting net income for the second quarter of $540 million, which is a year-over year increase of 267 percent.
Other highlights for the quarter included best-ever overall and postpaid churn, solid net and gross customer additions, vigorous growth of data ARPU, and continued strong sales to enterprise customers, including some of America’s best-known companies.
For the quarter, the nation’s largest wireless provider reported overall monthly subscriber churn of 1.7 percent, its lowest ever, which represents year-over-year and sequential improvement of 50 and 20 basis points, respectively. Postpaid churn was 1.5 percent, also a record low, which is a year-over-year and sequential improvement of 30 and 10 basis points, respectively. This was the second consecutive quarter in which Cingular has achieved record-setting churn performance, the company noted.
As in previous periods, Cingular’s net additions for the second quarter were driven by lower churn and solid gross customer additions. The company reported 1.5 million net adds, which compares to 952,000 in the year-ago second quarter and to 1.7 million in the first quarter of 2006. Of the net adds, more than 1 million were postpaid customers, which is a year-over-year improvement of 9 percent and a sequential improvement of 16 percent.
Gross additions were 4.4 million, which compares to 4.3 million in the year-ago second quarter and to 4.7 million in the first quarter of 2006.
Cingular ended the second quarter of 2006 with 57.3 million cellular/PCS subscribers, which is a year-over-year increase of 5.9 million. No other U.S. carrier has more customers.
Cingular’s data ARPU was $5.77, up more than 38 percent over the year-ago second quarter and 11 percent sequentially. Data ARPU per postpaid customer was nearly $6.60.
Normalized OIBDA margin* for the second quarter of 2006 was 32.6 percent, the highest since the merger. This is an improvement of 370 basis points compared to normalized year-ago second quarter results and is a sequential improvement of 70 basis points.

In addition, the company’s Business Markets Group signed more than 900 new and renewed high-end service contracts in the quarter.
“Cingular continued to make strong progress in the second quarter, which was record-setting on a number of fronts. An important indicator of that progress was our highest-ever net income, which increased 267 percent over last year. This says unambiguously that the merger is not only working but delivering where it counts most — to the bottom line. It is also gratifying that we are on track on our other metrics, including customer additions, churn, margins, revenue growth, and more,” said Stan Sigman, Cingular’s president and chief executive officer.
“The key words here are ‘raising the bar.’ Each and every quarter since the merger has been better than the one before it and serves as the benchmark for the quarter following it. Customers are experiencing the tangible benefits of our progress, including improved network coverage and quality, great offers and devices, the unprecedented capabilities of the powerful 3G network we are deploying around the country, and much more,” Sigman said.
“Through it all, the employees of Cingular have continued to demonstrate the focus, dedication, and passion required to build the most highly regarded wireless company in the world.”
Cingular’s continued strong showing in net and gross customer additions can be attributed to a number of factors, including continuously improving service quality as the company rationalizes and integrates its networks in markets around the country, “fewest dropped calls” and “raising the bar”™ marketing campaigns that reinforce service improvements, and a steady stream of innovative products, services, and sponsorships.
During the second quarter of 2006, 98 percent of minutes were carried on Cingular’s GSM network and 92 percent of the company’s subscriber base was GSM-equipped.
Cingular operates the nation’s largest digital voice and data network. GSM is the world’s most widely used wireless technology. Through roaming alliances with other GSM-based providers around the world, Cingular provides the largest global presence of any U.S. wireless carrier, with voice coverage in more than 180 countries and data roaming in more than 100.
Financial Results
•	In the second quarter of 2006, Cingular’s revenues were $9.2 billion, an improvement of 7.1 percent over revenue for the year-ago second quarter and 2.7 percent compared to the first quarter of 2006. Service revenues, which exclude revenues from sales of handsets and accessories, were $8.3 billion, which is a year-over-year increase of 7.5 percent and a sequential improvement of 3.6 percent.

•	ARPU in the second quarter of 2006 was $48.84, down 3.3 percent from the year-ago second quarter (when ARPU declined 5.4 percent year over year on a Pro Forma basis) but up 0.7 percent compared to the first quarter of 2006. Impacts on ARPU significantly reflect an increase in the number of wholesale customers in Cingular’s base. These impacts were largely offset by a continued increase in data ARPU.

•	ARPU from data services continued to grow vigorously in the second quarter, increasing by more than 38 percent to $5.77 compared to the year-ago second quarter and nearly 11 percent compared to the first quarter of 2006. Data ARPU per postpaid customer was nearly $6.60. This growth was spurred by the increasing popularity of downloadable games, ringtones, mobile instant messaging, mobile email, photo messaging, and media bundles. In addition, text messaging continued to grow. In the second quarter of 2006, Cingular had 26.5 million active data customers, and delivered 131 million multi-media messages and 8.7 billion text messages.

•	Cingular’s 2006 reported second-quarter operating expenses were $8.2 billion, which included $86 million in OIBDA-affecting merger integration costs and $77 million non-cash merger integration costs, for a total of $163 million. Operating expenses also included $336 million in non-cash amortization of intangibles as part of the merger with AT&T Wireless.

•	Reported OIBDA margin was 31.5 percent, the highest since the merger and the sixth straight quarter of sequential OIBDA improvement. At 32.6 percent, normalized OIBDA margin was also the highest since the merger. This is an improvement of 370 basis points compared to the year-ago second quarter and a sequential improvement of 70 basis points.

•	Reported operating income for the second quarter of 2006 was $1.017 billion which compares to $504 million in the year-ago second quarter and to $807 million in the first quarter of 2006. Normalized operating income was $1.5 billion, which compares to $1.2 billion in the year-ago second quarter and to $1.4 billion in the first quarter of 2006.

•	Reported net income was $540 million, which compares to $147 million in the year-ago second quarter and to $354 million of net income in the first quarter of 2006. Normalized net income was $956 million, which compares to $689 million in the year-ago second quarter and to $849 million of normalized net income in the first quarter of 2006.

•	Capital expenditures for the second quarter were $1.582 billion. These were driven by, among other developments: continued progress in merger integration; ongoing, rapidly accelerating improvements in network coverage and quality; and the continued introduction of Cingular’s powerful UMTS/HSDPA 3G technology in markets around the country including, most recently, Atlanta, San Antonio, Gary, Ind., and the initial phase of our rollout in New York City.
Second-quarter highlights and initiatives
•	Cingular shattered its own record for wireless text messaging during the fifth season of “American Idol.” The company recorded more than 64.5 million text messages throughout the show’s most recent season, breaking last year’s record of 41.5 million text messages.

•	Bringing to consumers what millions of road warriors have used for years, Cingular announced the new BlackBerry(R) 7130c™ handset as part of a consumer-friendly offer available only in Cingular retail stores. The offer couples a Cingular-exclusive device with the new BlackBerry Personal Plan from Cingular at price points that appeal to on-the-go consumers. Cingular sells more BlackBerry devices than any other company in the world.

•	For consumers who want a lot of capability in a little package, Cingular unveiled the Pantech C300, which is the world’s smallest camera flip phone. This device has everything: a camera with flash and zoom, MP3 ringtones, messaging, and much more.

•	In its continuing effort to reach the important youth market, the company created the new Cingular Mobile Music Studio, which is available exclusively on MySpace, the leading lifestyle portal and social networking community. The Cingular Mobile Music Studio will enable hundreds of thousands of unsigned artists and bands on MySpace the ability to turn their self-produced music into ringtones.

•	Cingular continued to introduce innovative new products and services for business customers. For example, it brought to market Microsoft Direct Push Technology from Cingular, which is initially available on Microsoft(R) Windows Mobile(R) 5.0-enabled Cingular 8100 series Pocket PCs and on the Cingular 2125 Smartphone. This cost-effective technology lets mobile professionals receive email updates, calendar items, and more without the need for their companies to purchase and run a separate server to handle this activity.

•	The company also debuted the Motorola L2, an ultra-thin, SLVR-like mobile phone built especially for the requirements of business and government customers. Cingular also announced with HP a marketing agreement that will integrate Cingular’s UMTS/HSDPA-based BroadbandConnect into HP business notebooks beginning later this year.

•	The company signed more than 900 new and renewed high-end service contracts during the second quarter of 2006. These included business and government accounts such as Beckman Coulter, Inc., IMMI, International Rectifier, Nestle USA, Ryder System, Inc., Snap-on Incorporated, State of Kentucky Environmental Protection Cabinet, University of Notre Dame, Wake Forest University, and Wal-Mart.
Conference Call with Investment Community
Cingular will hold a conference call with the investment community beginning at 10 a.m. ET today. During the call, we will discuss our operational and financial results and prospects.
The conference call will be webcast and archived on Cingular’s website at http://www.cingular.com/investor for 30 days, as well as on the websites of AT&T Inc. and BellSouth Corp.

Cingular’s second quarter 2006 news release and downloadable financial statements will be available on http://www.cingular.com website beginning at 8:00 a.m. (ET) on July 20.
Dial-in information for the conference call is as follows:
Domestic: 866-406-3487
International: 630-691-2771
Replay: 877-213-9653
(Domestic)
Replay: 630-652-3041
(International)
Passcode: 14906090#
Replays will be available for five days.
     *OIBDA margin is operating income (loss) before depreciation and amortization, divided by total service revenues. OIBDA margins and comparative calculations mentioned in the news release reflect normalization for merger-related integration costs.
About Cingular Wireless
Cingular Wireless is the largest wireless carrier in the United States, serving 57.3 million customers. Cingular, a joint venture between AT&T Inc. (NYSE: T) and BellSouth Corporation (NYSE: BLS), has the largest digital voice and data network in the nation — the ALLOVER™ network — and the largest mobile-to-mobile community of any national wireless carrier. Cingular is a leader in third generation wireless technology. Its 3G network is the first widely available service in the world to use HSDPA (High Speed Downlink Packet Access) technology. Cingular is the only U.S. wireless carrier to offer Rollover(r), the wireless plan that lets customers keep their unused monthly minutes. Details of the company are available at http://www.cingular.com/. Get Cingular Wireless press releases emailed to you automatically. Sign up at http://cingular.mediaroom.com/.
FORWARD-LOOKING INFORMATION
In addition to historical information, this document and the conference call referred to above may contain forward-looking statements regarding events and financial trends. Factors that could affect future results and could cause actual results to differ materially from those expressed or implied in the forward-looking statements include:
•	the pervasive and intensifying competition in all markets where Cingular operates;

•	failure to quickly realize capital and expense synergies from the acquisition of AT&T Wireless as a result of technical, logistical, regulatory and other factors;

•	delays or inability of vendors to deliver hardware, software, handsets or network equipment, including failure to deliver such equipment free of claims, including patent claims, of other parties;

•	problems associated with the transition of Cingular’s network to higher-speed technologies;

•	slow growth of Cingular’s data services due to lack of popular applications, terminal equipment, advanced technology and other factors;

•	sluggish economic and employment conditions in the markets Cingular serves;

•	the final outcome of FCC proceedings, including rulemakings, and judicial review, if any, of such proceedings;

•	enactment of additional state and federal laws, regulations and requirements pertaining to Cingular’s operations; and

•	the outcome of pending or threatened complaints and litigation.
Such forward-looking information is given as of this date only, and Cingular assumes no duty to update this information.

Cingular Wireless LLC Income Statement — amounts in millions (unaudited)

	Quarter Ended			Year to Date
	6/30/2006	6/30/2005	% Change	6/30/2006	6/30/2005	% Change

Operating revenues:
Service revenues	$8,295	$7,719	7.5%	$16,300	$15,138	7.7%
Equipment sales	923	890	3.7%	1,898	1,700	11.6%

Total operating revenues	9,218	8,609	7.1%	18,198	16,838	8.1%

Operating expenses:
Cost of services	2,497	2,293	8.9%	4,817	4,437	8.6%
Cost of equipment sales	1,349	1,230	9.7%	2,676	2,525	6.0%
Selling, general and administrative	2,757	2,953	(6.6%)	5,603	5,954	(5.9%)
Depreciation and amortization	1,598	1,629	(1.9%)	3,278	3,304	(0.8%)

Total operating expenses	8,201	8,105	1.2%	16,374	16,220	0.9%

Operating income (loss)	1,017	504	101.8%	1,824	618	195.1%

Interest expense	298	326	(8.6%)	595	664	(10.4%)

Minority interest expense	43	41	4.9%	84	57	47.4%

Equity in net income (loss) of affiliates	—	1	(100.0%)	—	3	(100.0%)

Other income (expense), net	6	33	(81.8%)	15	53	(71.7%)

Income (loss) before income tax provision	682	171	298.8%	1,160	(47)	NM

Provision (benefit) for income taxes	142	24	491.7%	266	46	478.3%

Net income (loss)	$540	$147	267.3%	$894	$(93)	NM

Selected Financial and Operating Data for Cingular Wireless — amounts in millions, except customer data in 000s

	Quarter Ended			Year to Date
	6/30/2006	6/30/2005	% Change	6/30/2006	6/30/2005	% Change

(Amounts in millions, except customer data in 000s)
OIBDA [1]	$2,615	$2,133	22.6%	$5,102	$3,922	30.1%
OIBDA margin [2]	31.5%	27.6%	390 BP	31.3%	25.9%	540 BP
Total Cellular/PCS Customers [3]	57,308	51,442	11.4%	57,308	51,442	11.4%
Net Customer Additions — Cellular/PCS	1,498	952	57.4%	3,177	2,319	37.0%
M&A Activity, Partitioned Customers and/or Other Adjs.	—	140	(100.0%)	(13)	(9)	44.4%
Churn — Cellular/PCS [4]	1.7%	2.2%	–50 BP	1.8%	2.2%	–40 BP
ARPU — Cellular/PCS [5]	$48.84	$50.51	(3.3%)	$48.66	$50.06	(2.8%)
Minutes Of Use Per Cellular/PCS Subscriber [6]	741	692	7.2%	720	661	9.0%
Licensed POPs — Cellular/PCS [7]	296	294	0.7%	296	294	0.7%
Penetration — Cellular/PCS [8]	20.0%	18.0%	200 BP	20.0%	18.0%	200 BP
Capital Expenditures	$1,582	$2,188	(27.7%)	$3,023	$3,159	(4.3%)
Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures — amounts in millions (unaudited)

	Quarter Ended			Year to Date
	6/30/2006	6/30/2005	% Change	6/30/2006	6/30/2005	% Change

Net income (loss)	$540	$147	NM	$894	$(93)	NM
Plus: Interest expense	298	326	(8.6%)	595	664	(10.4%)
Plus: Minority interest expense	43	41	4.9%	84	57	47.4%
Plus: Equity in net loss of affiliates	—	(1)	(100.0%)	—	(3)	(100.0%)
Plus: Other, net	(6)	(33)	(81.8%)	(15)	(53)	(71.7%)
Plus: Provision (benefit) for income taxes	142	24	491.7%	266	46	478.3%

Operating income (loss)	1,017	504	101.8%	1,824	618	195.1%
Plus: Depreciation and amortization	1,598	1,629	(1.9%)	3,278	3,304	(0.8%)

OIBDA [1]	$2,615	$2,133	22.6%	$5,102	$3,922	30.1%

NM — Not Meaningful
Notes:

[1]	OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss), as calculated in accordance with GAAP, in that it excludes depreciation and amortization. It differs from net income (loss), as calculated in accordance with GAAP, in that it excludes, as presented on our Consolidated Statement of Income: (1) depreciation and amortization, (2) interest expense, (3) minority interest expense, (4) equity in net income (loss) of affiliates, (5) other, net, and (6) provision (benefit) for income taxes. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

[2]	OIBDA margin is defined as OIBDA divided by service revenues.

[3]	Cellular/PCS customers include customers served through reseller agreements.

[4]	Cellular/PCS churn is calculated by dividing the aggregate number of cellular/PCS customers who cancel service during each month in a period by the total number of cellular/PCS customers. at the beginning of each month in that period.

[5]	ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS customers during the period.

[6]	Effective with the 1Q05 reporting period, the Total Minutes of Use Per Cellular/PCS Subscriber (MOUs) definition has been revised to exclude SMS activity, but retains the prior revision to include Local Minutes of Use and Outcollect Minutes of Use in the numerator. Prior to 1Q05, the numerator includes Local Minutes of Use.

[7]	Licensed POPs refers to the number of people residing in areas where we and our partners have licenses to provide cellular or PCS service, including areas where we have not yet commenced service.

[8]	Penetration calculation for 2Q06 is based on licensed “operational” POP’s of 286 million.

Cingular Wireless LLC
Reconciliation of Reported Results to Normalized Results
(amounts in millions)
Quarter Ended June 30, 2006

		Normalized Items
		Integration	AWE Amortization
	GAAP	Costs (1)	Expense (2)	Normalized
Operating revenues:
Service revenues	$8,295	$—	$—	$8,295
Equipment sales	923	—	—	923

Total operating revenues	9,218	—	—	9,218

Operating expenses:
Cost of services	2,497	(67)	—	2,430
Cost of equipment sales	1,349	—	—	1,349
Selling, general and administrative	2,757	(19)	—	2,738
Depreciation and amortization	1,598	(77)	(336)	1,185

Total operating expenses	8,201	(163)	(336)	7,702

Operating income (loss)	1,017	163	336	1,516
Interest expense	298	—	—	298
Minority interest expense	43	—	—	43
Equity in net income (loss) of affiliates	—	—	—	—
Other income (expense), net	6	—	—	6

Income (loss) before income tax provision	682	163	336	1,181

Provision (benefit) for income taxes	142	27	56	225

Net income (loss)	$540	$136	$280	$956

Year to Date — June 30, 2006

		Normalized Items
		Integration	AWE Amortization
	GAAP	Costs (1)	Expense (2)	Normalized
Operating revenues:
Service revenues	$16,300	$—	$—	$16,300
Equipment sales	1,898	—	—	1,898

Total operating revenues	18,198	—	—	18,198

Operating expenses:
Cost of services	4,817	(85)	—	4,732
Cost of equipment sales	2,676	—	—	2,676
Selling, general and administrative	5,603	(65)	—	5,538
Depreciation and amortization	3,278	(247)	(695)	2,336

Total operating expenses	16,374	(397)	(695)	15,282

Operating income (loss)	1,824	397	695	2,916
Interest expense	595	—	—	595
Minority interest expense	84	—	—	84
Equity in net income (loss) of affiliates	—	—	—	—
Other income (expense), net	15	—	—	15

Income (loss) before income tax provision	1,160	397	695	2,252

Provision (benefit) for income taxes	266	66	115	447

Net income (loss)	$894	$331	$580	$1,805

Notes to Normalized Financial Data
Our normalized earnings have been adjusted for the following:

(1)	Integration costs resulting from the Cingular acquisition of AT&T Wireless and the related tax effect.

(2)	Amortization expense associated with intangible assets recorded for the AT&T Wireless acquisition and the related tax effect.

Cingular Wireless LLC Income Statement, NORMALIZED — amounts in millions (unaudited)

	Quarter Ended			Year to Date
	6/30/2006	6/30/2005	% Change	6/30/2006	6/30/2005	% Change

Operating revenues:
Service revenues	$8,295	$7,719	7.5%	$16,300	$15,138	7.7%
Equipment sales	923	890	3.7%	1,898	1,700	11.6%

Total operating revenues	9,218	8,609	7.1%	18,198	16,838	8.1%

Operating expenses:
Cost of services	2,430	2,274	6.9%	4,732	4,415	7.2%
Cost of equipment sales	1,349	1,230	9.7%	2,676	2,525	6.0%
Selling, general and administrative	2,738	2,877	(4.8%)	5,538	5,776	(4.1%)
Depreciation and amortization	1,185	1,075	10.2%	2,336	2,259	3.4%

Total operating expenses	7,702	7,456	3.3%	15,282	14,975	2.1%

Operating income (loss)	1,516	1,153	31.5%	2,916	1,863	56.5%

Interest expense	298	326	(8.6%)	595	664	(10.4%)

Minority interest expense	43	41	4.9%	84	57	47.4%

Equity in net income (loss) of affiliates	—	1	(100.0%)	—	3	(100.0%)

Other income (expense), net	6	33	(81.8%)	15	53	(71.7%)

Income (loss) before income tax provision	1,181	820	44.0%	2,252	1,198	88.0%

Provision (benefit) for income taxes	225	131	71.8%	447	251	78.1%

Net income (loss)	$956	$689	38.8%	$1,805	$947	90.6%

Selected Financial and Operating Data for Cingular Wireless — amounts in millions, except customer data in 000s

	Quarter Ended			Year to Date
	6/30/2006	6/30/2005	% Change	6/30/2006	6/30/2005	% Change

(Amounts in millions, except customer data in 000s)
OIBDA — normalized [1]	$2,701	$2,228	21.2%	$5,252	$4,122	27.4%
OIBDA margin — normalized [2]	32.6%	28.9%	370 BP	32.2%	27.2%	500 BP
Total Cellular/PCS Customers [3] **	57,308	51,442	11.4%	57,308	51,442	11.4%
Net Customer Additions — Cellular/PCS **	1,498	952	57.4%	3,177	2,319	37.0%
M&A Activity, Partitioned Customers and/or Other Adjs. **	—	140	(100.0%)	(13)	(9)	44.4%
Churn — Cellular/PCS [4] **	1.7%	2.2%	–50 BP	1.8%	2.2%	–40 BP
ARPU — Cellular/PCS [5] **	$48.84	$50.51	(3.3%)	$48.66	$50.06	(2.8%)
Minutes Of Use Per Cellular/PCS Subscriber [6] **	741	692	7.2%	720	661	9.0%
Licensed POPs — Cellular/PCS 7 **	296	294	0.7%	296	294	0.7%
Penetration — Cellular/PCS 8 **	20.0%	18.0%	200 BP	20.0%	18.0%	200 BP
Capital Expenditures **	$1,582	$2,188	(27.7%)	$3,023	$3,159	(4.3%)
Reconciliations of Normalized Financial Measures to Normalized OIBDA and OIBDA Margin — amounts in millions (unaudited)

	Quarter Ended			Year To Date
	6/30/2006	6/30/2005	% Change	6/30/2006	6/30/2005	% Change

Net income (loss)	$956	$689	38.8%	$1,805	$947	90.6%
Plus: Interest expense	298	326	(8.6%)	595	664	(10.4%)
Plus: Minority interest expense	43	41	4.9%	84	57	47.4%
Plus: Equity in net loss of affiliates	—	(1)	100.0%	—	(3)	100.0%
Plus: Other, net	(6)	(33)	81.8%	(15)	(53)	71.7%
Plus: Provision (benefit) for income taxes — normalized	225	131	71.8%	447	251	78.1%

Operating income (loss) — normalized	1,516	1,153	31.5%	2,916	1,863	56.5%
Plus: Depreciation and amortization — normalized	1,185	1,075	10.2%	2,336	2,259	3.4%

OIBDA — normalized [1]	$2,701	$2,228	21.2%	$5,252	$4,122	27.4%

OIBDA margin [2]	31.5%	27.6%	390 BP	31.3%	25.9%	540 BP
Plus: OIBDA margin, integration	1.1%	1.3%	–20 BP	0.9%	1.3%	–40 BP
OIBDA margin — normalized	32.6%	28.9%	370 BP	32.2%	27.2%	500 BP

NM — Not Meaningful
  **        Denotes metrics and calculations in this chart that are not impacted by the 2Q06 and YTD 2006 normalization of merger integration costs and AT&T Wireless intangibles amortization expenses.
Notes:

[1]	OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss), as calculated in accordance with GAAP, in that it excludes depreciation and amortization. It differs from net income (loss), as calculated in accordance with GAAP, in that it excludes, as presented on our Consolidated Statement of Income: (1) depreciation and amortization, (2) interest expense, (3) minority interest expense, (4) equity in net income (loss) of affiliates, (5) other, net, and (6) provision (benefit) for income taxes. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

[2]	OIBDA margin is defined as OIBDA divided by service revenues.

[3]	Cellular/PCS customers include customers served through reseller agreements.

[4]	Cellular/PCS churn is calculated by dividing the aggregate number of cellular/PCS customers who cancel service during each month in a period by the total number of cellular/PCS customers. at the beginning of each month in that period.

[5]	ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS customers during the period.

[6]	Effective with the 1Q05 reporting period, the Total Minutes of Use Per Cellular/PCS Subscriber (MOUs) definition has been revised to exclude SMS activity, but retains the prior revision to include Local Minutes of Use and Outcollect Minutes of Use in the numerator. Prior to 1Q05, the numerator includes Local Minutes of Use.

[7]	Licensed POPs refers to the number of people residing in areas where we and our partners have licenses to provide cellular or PCS service, including areas where we have not yet commenced service.

[8]	Penetration calculation for 2Q06 is based on licensed “operational” POP’s of 286 million.

Cingular Wireless LLC Income Statement — amounts in millions (unaudited)

	Full Year
	2003	3/31/2004	6/30/2004	9/30/2004	12/31/2004	3/31/2005	6/30/2005	9/30/2005	12/31/2005	3/31/2006	6/30/2006

Operating revenues:
Service revenues	$14,317	$3,583	$3,833	$3,873	$6,313	$7,419	$7,719	$7,721	$7,779	$8,005	$8,295
Equipment sales	1,260	384	354	419	806	810	890	1,025	1,070	975	923

Total operating revenues	15,577	3,967	4,187	4,292	7,119	8,229	8,609	8,746	8,849	8,980	9,218

Operating expenses:
Cost of services	3,775	955	983	1,107	1,692	2,144	2,293	2,464	2,417	2,320	2,497
Cost of equipment sales	2,031	537	505	585	1,247	1,295	1,230	1,203	1,341	1,327	1,349
Selling, general and administrative	5,428	1,372	1,463	1,567	2,947	3,001	2,953	2,881	2,812	2,846	2,757
Depreciation and amortization	2,089	553	565	573	1,386	1,675	1,629	1,541	1,730	1,680	1,598

Total operating expenses	13,323	3,417	3,516	3,832	7,272	8,115	8,105	8,089	8,300	8,173	8,201

Operating income (loss)	2,254	550	671	460	(153)	114	504	657	549	807	1,017

Interest expense	856	198	199	200	303	338	326	304	292	297	298

Minority interest expense	101	27	41	20	(2)	16	41	38	7	41	43

Equity in net income (loss) of affiliates	(333)	(108)	(95)	(98)	(114)	2	1	1	1	—	—

Other income (expense), net	41	4	1	—	11	20	33	10	1	9	6

Income (loss) before income tax provision	1,005	221	337	142	(557)	(218)	171	326	252	478	682

Provision (benefit) for income taxes	28	6	(2)	—	(62)	22	24	104	48	124	142

Net income (loss)	$977	$215	$339	$142	$(495)	$(240)	$147	$222	$204	$354	$540

Selected Financial and Operating Data for Cingular Wireless — amounts in millions, except customer data in 000s

	2003	3/31/2004	6/30/2004	9/30/2004	12/31/2004	3/31/2005	6/30/2005	9/30/2005	12/31/2005	3/31/2006	6/30/2006

OIBDA[1]	$4,343	$1,103	$1,236	$1,033	$1,233	$1,789	$2,133	$2,198	$2,279	$2,487	$2,615
OIBDA margin [2]	30.5%	30.8%	32.2%	26.7%	19.5%	24.1%	27.6%	28.5%	29.3%	31.1%	31.5%
Integration, AT&T Wireless Intangibles Amortization and Hurricane Costs	$—	$—	$—	$43	$643	$596	$649	$733	$727	$593	$499
OIBDA — normalized	$4,343	$1,103	$1,236	$1,076	$1,478	$1,894	$2,228	$2,443	$2,409	$2,551	$2,701
OIBDA margin — normalized	30.5%	30.8%	32.2%	27.8%	23.4%	25.5%	28.9%	31.6%	31.0%	31.9%	32.6%
Total Cellular/PCS Customers [3]	24,027	24,618	25,044	25,672	49,132	50,350	51,442	52,292	54,144	55,810	57,308
Net Customer Additions — Cellular/PCS	2,116	554	428	657	1,699	1,367	952	867	1,820	1,679	1,498
M&A Activity, Partitioned Customers and/or Other Adjs.	(14)	37	(2)	(29)	21,761	(149)	140	(17)	32	(13)	—
Churn — Cellular/PCS [4]	2.7%	2.7%	2.7%	2.8%	2.6%	2.2%	2.2%	2.3%	2.1%	1.9%	1.7%
ARPU — Cellular/PCS [5]	$51.67	$48.30	$50.75	$50.25	$49.51	$49.60	$50.51	$49.65	$48.86	$48.48	$48.84
Minutes Of Use Per Cellular/PCS Subscriber [6]	446	527	568	598	617	628	692	698	700	698	741
Licensed POPs — Cellular/PCS [7]	236	240	243	243	291	293	294	294	294	296	296
Penetration — Cellular/PCS [8]	10.8%	10.9%	11.1%	11.4%	17.2%	17.7%	18.0%	18.3%	18.9%	19.8%	20.0%
Total Cingular Interactive Customers	789	768	735	653	NA	NA	NA	NA	NA	NA	NA
Net Customer Additions — Cingular Interactive	(28)	(21)	(33)	(82)	NA	NA	NA	NA	NA	NA	NA
Capital Expenditures	$2,734	$334	$783	$634	$1,698	$971	$2,188	$1,346	$2,970	$1,441	$1,582
Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures — amounts in millions (unaudited)

	2003	3/31/2004	6/30/2004	9/30/2004	12/31/2004	3/31/2005	6/30/2005	9/30/2005	12/31/2005	3/31/2006	6/30/2006

Net income (loss)	$977	$215	$339	$142	$(495)	$(240)	$147	$222	$204	$354	$540
Plus: Interest expense	856	198	199	200	303	338	326	304	292	297	298
Plus: Minority interest expense	101	27	41	20	(2)	16	41	38	7	41	43
Plus: Equity in net loss of affiliates	333	108	95	98	114	(2)	(1)	(1)	(1)	—	—
Plus: Other, net	(41)	(4)	(1)	—	(11)	(20)	(33)	(10)	(1)	(9)	(6)
Plus: Provision (benefit) for income taxes	28	6	(2)	—	(62)	22	24	104	48	124	142

Operating income (loss)	2,254	550	671	460	(153)	114	504	657	549	807	1,017
Plus: Depreciation and amortization	2,089	553	565	573	1,386	1,675	1,629	1,541	1,730	1,680	1,598

OIBDA [1]	$4,343	$1,103	$1,236	$1,033	$1,233	$1,789	$2,133	$2,198	$2,279	$2,487	$2,615
Plus: Integration costs (excluding depreciation and amortization)	—	—	—	43	245	105	95	149	110	64	86
Plus: Hurricane costs (excluding depreciation and amortization)	—	—	—	—	—	—	—	96	20	—	—

OIBDA — normalized [1]	$4,343	$1,103	$1,236	$1,076	$1,478	$1,894	$2,228	$2,443	$2,409	$2,551	$2,701

Service revenues	14,317	3,583	3,833	3,873	6,313	7,419	7,719	7,721	7,779	8,005	8,295
Less: Mobitex data revenues	220	58	59	54	36	18	20	18	17	14	11

Service revenues used to calculate ARPU	$14,097	$3,525	$3,774	$3,819	$6,277	$7,401	$7,699	$7,703	$7,762	$7,991	$8,284

In 2003, to be consistent with industry practices, historical consolidated statements of income for all periods presented were reclassified to reflect billings to our customers for the Universal Service Fund (USF) and other regulatory fees as operating revenues and the costs related to payments into the associated regulatory funds as operating expenses. Similar reclassifications have also been made to 2003 and 2004 historical results for certain gross receipts taxes and other fees which are billed to our customers. Operating income and net income for all periods were unaffected.

Notes:
[1]	OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss), as calculated in accordance with GAAP, in that it excludes depreciation and amortization. It differs from net income (loss), as calculated in accordance with GAAP, in that it excludes, as presented on our Consolidated Statement of Income: (1) depreciation and amortization, (2) interest expense, (3) minority interest expense, (4) equity in net income (loss) of affiliates, (5) other, net, and (6) provision (benefit) for income taxes. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

[2]	OIBDA margin is defined as OIBDA divided by service revenues.

[3]	Cellular/PCS customers include customers served through reseller agreements.

[4]	Cellular/PCS churn is calculated by dividing the aggregate number of cellular/PCS customers who cancel service during each month in a period by the total number of cellular/PCS customers. at the beginning of each month in that period.

[5]	ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS customers during the period.

[6]	Prior to 1Q05, the numerator includes Local Minutes of Use.

[7]	Licensed POPs refers to the number of people residing in areas where we and our partners have licenses to provide cellular or PCS service, including areas where we have not yet commenced service. Licensed POPs have been restated in periods 4Q04 through 2Q05 due to a reconciliation of respective licenses.

[8]	Penetration calculation for 2Q06 is based on licensed “operational” POP’s of 286 million.

Cingular Wireless LLC Income Statement, Normalized - amounts in millions (unaudited)
The normalized financial data presented below exclude the impact of: 1) integration costs that are cash outlays, or specified non-cash charges, directly related to the acquisition of AT&T Wireless; 2) amortization of intangibles associated with the AT&T Wireless acquisition; and 3) costs related to impact of Hurricanes Katrina and Rita in the third and fourth quarters of 2005.
Integration costs would not have been incurred if not for the acquisition, as they support the utilization and/or disposal of the acquired assets. Integration costs are separately identifiable from business as usual outlays. Costs recognized in connection with certain rationalization plans approved by management have also been included beginning in the second quarter of 2005.
Examples of merger integration costs impacting expenses include (but are not limited to) the following:
*	Network rationalization (write-offs and accelerated depreciation related to certain “overlap” network assets)

*	Sales distribution optimization (lease terminations, leasehold improvement write-offs/accelerated depreciation)

*	Workforce rationalization (severance, relocation, retention)

*	IT System/Application rationalization (system/platform consolidation, contract termination fees, third party support)

*	Real Estate space rationalization (lease terminations, leasehold improvements write-offs and accelerated depreciation, contract termination fees)

	Normalized
	12/31/2004	3/31/2005	6/30/2005	9/30/2005	12/31/2005	3/31/2006	6/30/2006

Operating revenues:
Service revenues	$6,313	$7,419	$7,719	$7,721	$7,779	$8,005	$8,295
Equipment sales	806	810	890	1,025	1,070	975	923

Total operating revenues	7,119	8,229	8,609	8,746	8,849	8,980	9,218

Operating expenses:
Cost of services	1,685	2,141	2,274	2,285	2,326	2,302	2,430
Cost of equipment sales	1,244	1,295	1,230	1,203	1,341	1,327	1,349
Selling, general and administrative	2,712	2,899	2,877	2,815	2,773	2,800	2,738
Depreciation and amortization	988	1,184	1,075	1,053	1,133	1,151	1,185

Total operating expenses	6,629	7,519	7,456	7,356	7,573	7,580	7,702

Operating income	490	710	1,153	1,390	1,276	1,400	1,516

Interest expense	303	338	326	304	292	297	298
Minority interest expense	(2)	16	41	38	7	41	43
Equity in net income (loss) of affiliates	(114)	2	1	1	1	—	—
Other income (expense), net	11	20	33	10	1	9	6

Income before income tax provision	86	378	820	1,059	979	1,071	1,181

Provision for income taxes	39	120	131	224	168	222	225

Net income	$47	$258	$689	$835	$811	$849	$956

Selected Financial and Operating Data for Cingular Wireless — amounts in millions, except customer data in 000s

	Normalized
	12/31/2004	3/31/2005	6/30/2005	9/30/2005	12/31/2005	3/31/2006	6/30/2006

OIBDA [1] (in millions)	$1,478	$1,894	$2,228	$2,443	$2,409	$2,551	$2,701
OIBDA margin [2]	23.4%	25.5%	28.9%	31.6%	31.0%	31.9%	32.6%
Total Cellular/PCS Customers [3] (000’s)	49,132	50,350	51,442	52,292	54,144	55,810	57,308
Net Customer Additions — Cellular/PCS (000’s)	1,699	1,367	952	867	1,820	1,679	1,498
M&A Activity, Partitioned Customers and/or Other Adjs. (000’s)	21,761	(149)	140	(17)	32	(13)	—
Churn — Cellular/PCS [4]	2.6%	2.2%	2.2%	2.3%	2.1%	1.9%	1.7%
ARPU — Cellular/PCS [5]	$49.51	$49.60	$50.51	$49.65	$48.86	$48.48	$48.84
Reconciliations of Normalized Financial Measures to Normalized OIBDA and Service Revenues — amounts in millions (unaudited)

	Normalized
	12/31/2004	3/31/2005	6/30/2005	9/30/2005	12/31/2005	3/31/2006	6/30/2006

Net income	$47	$258	$689	$835	$811	$849	$956
Plus: Interest expense	303	338	326	304	292	297	298
Plus: Minority interest expense	(2)	16	41	38	7	41	43
Plus: Equity in net (income) loss of affiliates	114	(2)	(1)	(1)	(1)	—	—
Plus: Other, net	(11)	(20)	(33)	(10)	(1)	(9)	(6)
Plus: Provision for income taxes	39	120	131	224	168	222	225

Operating income	490	710	1,153	1,390	1,276	1,400	1,516
Plus: Depreciation and amortization	988	1,184	1,075	1,053	1,133	1,151	1,185

OIBDA [1]	$1,478	$1,894	$2,228	$2,443	$2,409	$2,551	$2,701
Service revenues	6,313	7,419	7,719	7,721	7,779	8,005	8,295
Less: Mobitex data revenues	36	18	20	18	17	14	11

Service revenues used to calculate ARPU	$6,277	$7,401	$7,699	$7,703	$7,762	$7,991	$8,284

Notes:

[1]	OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss), as calculated in accordance with GAAP, in it excludes depreciation and amortization. It differs from net income (loss), as calculated in accordance with GAAP, in that it excludes, as presented on our Consolidated Statement of Income: (1) depreciation and amortization, (2) interest expense, (3) minority interest expense, (4) equity in net income (loss) of affiliates, (5) other, net, and (6) provision (benefit) for income taxes. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

[2]	OIBDA margin is defined as OIBDA divided by service revenues.

[3]	Cellular/PCS customers include customers served through reseller agreements.

[4]	Cellular/PCS customer churn is calculated by dividing the aggregate number of cellular/PCS customers who cancel service during each month in a period by the total number of cellular/PCS customers at the beginning of each month in that period.

[5]	ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS customers during the period.

Cingular Wireless LLC Income Statement, Prior Quarter Normalized Reconciliations — amounts in millions (unaudited)

	Three months ended 09/30/04			Three months ended 12/31/04			Three months ended 3/31/05			Three months ended 6/30/05			Three months ended 9/30/05			Three months ended 12/31/05			Three months ended 3/31/06
	GAAP	Normalized	Normalized	GAAP	Normalized	Normalized	GAAP	Normalized	Normalized	GAAP	Normalized	Normalized	GAAP	Normalized	Normalized	GAAP	Normalized	Normalized	GAAP	Normalized	Normalized
	Results	Expenses	Results	Results	Expenses	Results	Results	Expenses	Results	Results	Expenses	Results	Results	Expenses	Results	Results	Expenses	Results	Results	Expenses	Results

Operating revenues:
Service revenues	$3,873	$—	$3,873	$6,313	$—	$6,313	$7,419	$—	$7,419	$7,719	$—	$7,719	$7,721	$—	$7,721	$7,779	$—	$7,779	$8,005	$—	$8,005
Equipment sales	419	—	419	806	—	806	810	—	810	890	—	890	1,025	—	1,025	1,070	—	1,070	975	—	975

Total operating revenues	4,292	—	4,292	7,119	—	7,119	8,229	—	8,229	8,609	—	8,609	8,746	—	8,746	8,849	—	8,849	8,980	—	8,980

Operating expenses:
Cost of services	1,107	(1)	1,106	1,692	(7)	1,685	2,144	(3)	2,141	2,293	(19)	2,274	2,464	(179)	2,285	2,417	(91)	2,326	2,320	(18)	2,302
Cost of equipment sales	585	—	585	1,247	(3)	1,244	1,295	—	1,295	1,230	—	1,230	1,203	—	1,203	1,341	—	1,341	1,327	—	1,327
Selling, general and administrative	1,567	(42)	1,525	2,947	(235)	2,712	3,001	(102)	2,899	2,953	(76)	2,877	2,881	(66)	2,815	2,812	(39)	2,773	2,846	(46)	2,800
Depreciation and amortization	573	—	573	1,386	(398)	988	1,675	(491)	1,184	1,629	(554)	1,075	1,541	(488)	1,053	1,730	(597)	1,133	1,680	(529)	1,151

Total operating expenses	3,832	(43)	3,789	7,272	(643)	6,629	8,115	(596)	7,519	8,105	(649)	7,456	8,089	(733)	7,356	8,300	(727)	7,573	8,173	(593)	7,580

Operating income	460	43	503	(153)	643	490	114	596	710	504	649	1,153	657	733	1,390	549	727	1,276	807	593	1,400

Interest expense	200	—	200	303	—	303	338	—	338	326	—	326	304	—	304	292	—	292	297	—	297
Minority interest expense	20	—	20	(2)	—	(2)	16	—	16	41	—	41	38	—	38	7	—	7	41	—	41
Equity in net income (loss) of affiliates	(98)	—	(98)	(114)	—	(114)	2	—	2	1	—	1	1	—	1	1	—	1	—	—	—
Other income (expense), net	—	—	—	11	—	11	20	—	20	33	—	33	10	—	10	1	—	1	9	—	9

Income (loss) before income tax provision	142	43	185	(557)	643	86	(218)	596	378	171	649	820	326	733	1,059	252	727	979	478	593	1,071

Provision (benefit) for income taxes	—	—	—	(62)	101	39	22	98	120	24	107	131	104	120	224	48	120	168	124	98	222

Net income (loss)	$142	$43	$185	$(495)	$542	$47	$(240)	$498	$258	$147	$542	$689	$222	$613	$835	$204	$607	$811	$354	$495	$849

	Nine months ended 09/30/04			Twelve months ended 12/31/04			Three months ended 3/31/05			Six months ended 6/30/05			Nine months ended 9/30/05			Twelve months ended 12/31/05			Three months ended 3/31/06
	GAAP	Normalized	Normalized	GAAP	Normalized	Normalized	GAAP	Normalized	Normalized	GAAP	Normalized	Normalized	GAAP	Normalized	Normalized	GAAP	Normalized	Normalized	GAAP	Normalized	Normalized
	Results	Expenses	Results	Results	Expenses	Results	Results	Expenses	Results	Results	Expenses	Results	Results	Expenses	Results	Results	Expenses	Results	Results	Expenses	Results

Operating revenues:
Service revenues	$11,289	$—	$11,289	$17,602	$—	$17,602	$7,419	$—	$7,419	$15,138	$—	$15,138	$22,859	$—	$22,859	$30,638	$—	$30,638	$8,005	$—	$8,005
Equipment sales	1,157	—	1,157	1,963	—	1,963	810	—	810	1,700	—	1,700	2,725	—	2,725	3,795	—	3,795	975	—	975

Total operating revenues	12,446	—	12,446	19,565	—	19,565	8,229	—	8,229	16,838	—	16,838	25,584	—	25,584	34,433	—	34,433	8,980	—	8,980

Operating expenses:
Cost of services	3,045	(1)	3,044	4,737	(8)	4,729	2,144	(3)	2,141	4,437	(22)	4,415	6,901	(201)	6,700	9,318	(292)	9,026	2,320	(18)	2,302
Cost of equipment sales	1,627	—	1,627	2,874	(3)	2,871	1,295	—	1,295	2,525	—	2,525	3,728	—	3,728	5,069	—	5,069	1,327	—	1,327
Selling, general and administrative	4,402	(42)	4,360	7,349	(277)	7,072	3,001	(102)	2,899	5,954	(178)	5,776	8,835	(244)	8,591	11,647	(283)	11,364	2,846	(46)	2,800
Depreciation and amortization	1,691	—	1,691	3,077	(398)	2,679	1,675	(491)	1,184	3,304	(1,045)	2,259	4,845	(1,533)	3,312	6,575	(2,130)	4,445	1,680	(529)	1,151

Total operating expenses	10,765	(43)	10,722	18,037	(686)	17,351	8,115	(596)	7,519	16,220	(1,245)	14,975	24,309	(1,978)	22,331	32,609	(2,705)	29,904	8,173	(593)	7,580

Operating income	1,681	43	1,724	1,528	686	2,214	114	596	710	618	1,245	1,863	1,275	1,978	3,253	1,824	2,705	4,529	807	593	1,400

Interest expense	597	—	597	900	—	900	338	—	338	664	—	664	968	—	968	1,260	—	1,260	297	—	297
Minority interest expense	88	—	88	86	—	86	16	—	16	57	—	57	95	—	95	102	—	102	41	—	41
Equity in net income (loss) of affiliates	(301)	—	(301)	(415)	—	(415)	2	—	2	3	—	3	4	—	4	5	—	5	—	—	—
Other income (expense), net	5	—	5	16	—	16	20	—	20	53	—	53	63	—	63	64	—	64	9	—	9

Income (loss) before income tax provision	700	43	743	143	686	829	(218)	596	378	(47)	1,245	1,198	279	1,978	2,257	531	2,705	3,236	478	593	1,071

Provision (benefit) for income taxes	4	—	4	(58)	101	43	22	98	120	46	205	251	150	325	475	198	445	643	124	98	222

Net income (loss)	$696	$43	$739	$201	$585	$786	$(240)	$498	$258	$(93)	$1,040	$947	$129	$1,653	$1,782	$333	$2,260	$2,593	$354	$495	$849

No integration costs were incurred prior to the third quarter of 2004.

Quarterly amortization expense (in millions) associated with intangible assets recorded for the AT&T Wireless acquisition is as follows: $398 in 4Q04, $491 in 1Q05, $445 in 2Q05, $396 in 3Q05, $381 in 4Q05, $359 in 1Q06 .

Cingular Wireless LLC Balance Sheet — amounts in millions (unaudited)

	6/30/2006	12/31/2005	Incr(Decr)	% + / –
		(audited)
Assets
Current assets:
Cash and cash equivalents	$189	$472	$(283)	(60.0%)
Accounts receivable — net of allowance for doubtful accounts	3,773	3,622	151	4.2%
Inventories	499	536	(37)	(6.9%)
Prepaid expenses and other current assets	1,878	1,419	459	32.3%

Total current assets	6,339	6,049	290	4.8%
Property, plant and equipment — net	22,138	21,745	393	1.8%
Intangible assets — net	49,718	50,773	(1,055)	(2.1%)
Other assets	749	752	(3)	(0.4%)

Total assets	$78,944	$79,319	$(375)	(0.5%)

Liabilities and members’ capital
Current liabilities:
Debt maturing within one year	$2,995	$2,036	$959	47.1%
Accounts payable and accrued liabilities	6,311	7,972	(1,661)	(20.8%)

Total current liabilities	9,306	10,008	(702)	(7.0%)
Long-term debt to affiliates	6,717	6,717	—	0.0%
Long-term debt to external parties	11,792	12,623	(831)	(6.6%)

Total long-term debt	18,509	19,340	(831)	(4.3%)
Other noncurrent liabilities	4,662	4,450	212	4.8%
Minority interests in consolidated entities	595	543	52	9.6%
Members’ capital	45,872	44,978	894	2.0%

Total liabilities and members’ capital	$78,944	$79,319	$(375)	(0.5%)